EXHIBIT 4


                ORGANIZED UNDER THE LAWS OF THE STATE OF DELAWARE


Global Certificate No._________                      CUSIP No. 74912E309

                             R&B Falcon Corporation
              13-7/8% Senior Cumulative Redeemable Preferred Stock
       Liquidation Preference $1,000 Per Share - Par Value $.01 Per Share

This Certifies that __________ is the owner of ***_________*** fully paid and non-assessable Shares of the above Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation.

Dated:


_________________________          SEAL           _________________________
W. K. Hillin, Secretary                           Paul B. Loyd,  Jr.,
                                                  Chairman
                                                  and Chief Executive
                                                  Officer